As filed with the Securities and Exchange Commission on September 14, 2026

Registration No. 333-

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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AN2 Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	82-0606654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1300 El Camino Real, Suite 100

Menlo Park, California 94025

(Address of principal executive offices) (Zip code)

AN2 Therapeutics, Inc. 2026 Employment Inducement Award Plan

(Full Title of the Plan)

Eric Easom

Chief Executive Officer

AN2 Therapeutics, Inc.

1300 El Camino Real, Suite 100

Menlo Park, California 94025

(650) 331-9090

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

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Copies to:

Kathleen M. Wells Maj Vaseghi Richard Kim Latham & Watkins LLP 801 Jefferson Avenue, Suite 300 Redwood City, California 94063 (650) 328-4600	Lucy O. Day Josh Eizen AN2 Therapeutics, Inc. 1300 El Camino Real, Suite 100 Menlo Park, California 94025 (650) 331-9090

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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EXPLANATORY NOTE

AN2 Therapeutics, Inc. (the “Registrant”) is filing with the Securities and Exchange Commission (the “SEC”) this registration statement on Form S-8 (this “Registration Statement”) for the purpose of registering 1,250,000 shares of its common stock, par value $0.00001 per share (the “Common Stock”), for issuance under the AN2 Therapeutics, Inc. 2026 Employment Inducement Award Plan (the “Inducement Plan”) adopted by the Registrant’s board of directors on August 27, 2026. The Inducement Plan provides for, among other things, the grant of nonqualified stock options, restricted stock units, and stock appreciation rights to eligible individuals.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026.

(b) The information specifically incorporated by reference into the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2026.

(c) The Registrant's Quarterly Reports on Form 10-Q filed with the SEC on May 11, 2026 and August 11, 2026.

(d) The Registrant's Current Reports on Form 8-K filed with the SEC on January 29, 2026 and March 10, 2026 (Items 1.01 and 3.02 only), March 20, 2026, April 9, 2026, June 4, 2026 (Item 8.01 only), and June 9, 2026.

(e) The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on March 22, 2022 (File No. 001-41331) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation permits indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and executive officers and permit the Registrant to indemnify its other officers, employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-41331	3.1	June 24, 2024
4.2	Amended and Restated Bylaws of the Registrant.	S-1	333-263295	3.4	March 4, 2022
4.3	Form of Common Stock Certificate of the Registrant.	S-1	333-263295	4.1	March 21, 2022
4.4	Certificate of Designations of Series A Junior Participating Preferred Stock of AN2 Therapeutics, Inc. filed with the Secretary of State of the State of Delaware on August 15, 2024.	8-K	001-41331	3.1	August 19, 2024
5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1#*	AN2 Therapeutics, Inc. 2026 Employment Inducement Award Plan.
107.1*	Filing Fee Table.

* Filed herewith.
# Indicates management contract or compensatory plan.

ITEM 9. UNDERTAKINGS

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 14th day of September, 2026.

AN2 THERAPEUTICS, INC.

By:	/s/ Eric Easom
Eric Easom
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Easom and Lucy O. Day, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Easom	Chief Executive Officer and Board Chair (Principal Executive Officer)	September 14, 2026
Eric Easom

/s/ Lucy O. Day	Chief Financial Officer (Principal Financial Officer)	September 14, 2026
Lucy O. Day

/s/ Sarah Williams	Principal Accounting Officer	September 14, 2026
Sarah Williams

/s/ Joseph Zakrzewski	Director	September 14, 2026
Joseph Zakrzewski

/s/ Kabeer Aziz	Director	September 14, 2026
Kabeer Aziz

/s/ Maggie FitzPatrick	Director	September 14, 2026
Maggie FitzPatrick

/s/ Gilbert L. Marks	Director	September 14, 2026
Gilbert L. Marks

/s/ Patricia (Patty) Martin	Director	September 14, 2026
Patricia (Patty) Martin

/s/ Rob Readnour	Director	September 14, 2026
Rob Readnour

/s/ Melvin Spigelman	Director	September 14, 2026
Melvin Spigelman

/s/ Stephanie Wong	Director	September 14, 2026
Stephanie Wong